UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Event: July 10, 2006

CHINA EXPERT TECHNOLOGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-30644	98-0348086
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

Room 2703-04, Great Eagle Centre 23 Harbour Road Wanchai, Hong Kong
(Address of Principal Executive Office)

Registrant’s telephone number, including area code: 852-2802-1555

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 10, 2006, the Company’s wholly-owned subsidiary, Expert Network (Shenzhen) Company Limited, entered into an e-Government Contract (the “Contract”), with Nan’an City Administrative Electronic Information Management Company Limited, a Chinese corporation (“Nan’an”).  Pursuant to the Contract, the Company has been engaged to provide feasibility analysis, design and implementation of the Social Security and Insurance Systems, One Card Communication System, and the Nan’ e-Government Application Expansion system. Under the terms of the Contract, the project is scheduled to commence in August 2006 and is for a period of one year.  Total fees paid to the Company for all phases of the contract is 154,000,000 RMB, or approximately US$ 19,000,000 based upon current exchange rates.

Other than the Contract, there is no material relationship between the Company or its affiliates and Nan’an.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(c)

The following exhibits are filed herewith:

10.7

Main Contract, dated as of July 10, 2006, by and between Expert Network (Shenzhen) Company Limited and Nan’an City Administrative Electronic Information Management Company Limited.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA EXPERT TECHNOLOGY, INC.

By: /s/ Zhu Xiao Xin

Chief Executive Officer, President and Director

Date: July 18, 2006